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                                                                     Exhibit 3.1



                              CARDIOME PHARMA CORP.







                                8,500,000 Shares


                                  Common Shares
                               (Without Par Value)

                             UNDERWRITING AGREEMENT




March __, 2005
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                             UNDERWRITING AGREEMENT


                                                                  March __, 2005

UBS Securities LLC
CIBC World Markets Corp.
GMP Securities Ltd.
Leerink Swann & Company
as Managing Underwriters

c/o  UBS Securities LLC
     299 Park Avenue
     New York, New York 10171-0026

     and

     CIBC World Markets Corp.
     300 Park Avenue
     New York, New York 10017



Ladies and Gentlemen:


          Cardiome Pharma Corp., a corporation organized under the Canada Business Corporations Act (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A annexed hereto (the "Underwriters"), for whom you are acting as representative(s), an aggregate of 8,500,000 shares (the "Firm Shares") of the Common Shares, without par value (the "Common Shares"), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 1,275,000 shares of Common Shares (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares." The Shares are described in the Prospectuses which are referred to below. The respective amount of Firm Shares to be purchased by each Underwriter is set forth opposite its name on Schedule A annexed hereto.

          The Company has prepared and filed with the securities regulatory authorities (the "Canadian Commissions") in each of the provinces of Canada (the "Provinces") a preliminary base PREP short form prospectus dated March 1, 2005 relating to the distribution of the Shares (together with any documents incorporated therein by reference, any supplements or amendments thereto and with any translations thereof, the "Canadian Preliminary Prospectus") in accordance with applicable securities legislation of the Provinces and the rules, regulations, blanket rulings, orders and notices made thereunder and the local, uniform and national policies adopted by the Canadian Commissions (collectively, as applied and interpreted, the "Canadian Securities Laws"). The Company has pre-
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                                      -3-


pared the Canadian Preliminary Prospectus pursuant to the Canadian Securities Administrators' National Instruments 44-101 Short Form Prospectus Distributions and 44-103 Post-Receipt Pricing and filed the Canadian Preliminary Prospectus with the Canadian Commissions pursuant to National Policy 43-201.

          The Company has also prepared and filed with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the Canada/U.S. Multi-Jurisdictional Disclosure System adopted by the Canadian Commissions and the Commission (the "MJDS"), a registration statement on Form F-10 (Registration No. 333-123056) covering the registration of the Shares under the U.S. Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "1933 Act"), including the Canadian Preliminary Prospectus with such deletions therefrom and additions or changes thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission (the "U.S. Preliminary Prospectus"). The Company has also prepared and filed with the Commission an Appointment of Agent for Service of Process and Undertaking on Form F-X at the time of the initial filing of the registration statement (the "Form F-X").

          In addition, the Company (a) has prepared and filed (i) with the Canadian Commissions a final base PREP short form prospectus dated the date hereof relating to the distribution of the Shares (including any documents incorporated therein by reference and any supplements or amendments thereto and with any translations thereof, the "Canadian Final Prospectus"), pursuant to the Canadian Securities Administrators' National Instruments 44-101 Short Form Prospectus Distributions and 44-103 Post-Receipt Pricing, omitting the PREP Information (as hereinafter defined) in accordance with the rules and procedures established pursuant to the Canadian Securities Administrators' National Instrument 44-103 Post-Receipt Pricing (the "PREP Procedures") and (ii) with the Commission an amendment to such registration statement, including the Canadian Final Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) omitting the PREP Information, and (b) will prepare and file, as promptly as possible and in any event within two Business Days of the execution and delivery of this Agreement, (i) with the Canadian Commissions, in accordance with the PREP Procedures, a supplemented prospectus setting forth the PREP Information (including any documents incorporated therein by reference and any supplements or amendments thereto and with any translations thereof, the "Canadian Supplemented Prospectus"), and (ii) with the Commission, in accordance with the General Instructions of Form F-10, the Canadian Supplemented Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission (the "U.S. Supplemented Prospectus")). The information, if any, included in the Canadian Supplemented Prospectus that is omitted from the Canadian Final Prospectus for which a final Mutual Reliance Review System Decision Document ("MRRS receipt") has been obtained from the British Columbia Securities Commission (the "Principal Canadian Commission") on behalf of itself and the other Canadian Commissions, but that is deemed under the PREP Procedures to be incorporated by reference into the Canadian Final Prospectus as of the date of the Canadian Supplemented Prospectus, is referred to herein as the "PREP Information."
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                                      -4-

          Each aforesaid prospectus relating to the distribution of the Shares
(a) used in the United States (i) before the time the registration statement became effective under the 1933 Act (the "Effective Date") or (ii) after such effectiveness and prior to the execution and delivery of this Agreement or (b) used in Canada (i) before a MRRS receipt for the Canadian Final Prospectus had been obtained from the Principal Canadian Commission on behalf of itself and the other Canadian Commissions or (ii) after such receipt had been obtained and prior to the execution and delivery of this Agreement, in each case, including the documents incorporated by reference therein and any supplements or amendments thereto and with any translations thereof, that omits the PREP Information, is herein called a "Preliminary Prospectus." The registration statement on Form F-10, including the exhibits thereto and the documents incorporated by reference therein, as amended at the time it became effective, is herein called the "Registration Statement." If the Company has filed an additional registration statement on Form F-10 to register additional Common Shares pursuant to General Instruction II. E. of Form F-10 (the "Additional Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Additional Registration Statement. The prospectus included in the Registration Statement at the time it became effective, including the documents incorporated by reference therein and any supplements thereto, is herein called the "U.S. Prospectus," except that if a U.S. Supplemented Prospectus is thereafter furnished to the Underwriters, including a U.S. Supplemented Prospectus that includes the PREP Information, after the execution of this Agreement (whether or not such prospectus is required to be filed pursuant to the 1933 Act), the term "U.S. Prospectus" shall mean such U.S. Supplemented Prospectus, including the documents incorporated by reference therein and any supplements thereto. The Canadian Final Prospectus for which a MRRS receipt has been obtained from the Principal Canadian Commission on behalf of itself and the other Canadian Commissions is herein referred to as the "Canadian Prospectus," except that, if, after the execution of this Agreement, a Canadian Supplemented Prospectus is thereafter filed with the Canadian Commissions, the term "Canadian Prospectus" shall mean such Canadian Supplemented Prospectus, including the documents incorporated by reference therein and any amendments or supplements thereto and with any translations thereof. Any amendment to the Canadian Prospectus, and any amended or supplemented prospectus or auxiliary material, information, evidence, return, report, application, statement or document that may be filed by or on behalf of the Company under the Canadian Securities Laws prior to the Time of Purchase (as hereinafter defined) or, where such document is deemed to be incorporated by reference into the Canadian Prospectus, prior to the expiry of the period of distribution of the Shares, is referred to herein collectively as the "Supplementary Material."

          The U.S. Preliminary Prospectus and the Canadian Preliminary Prospectus are hereinafter collectively sometimes referred to as the "Preliminary Prospectuses." The U.S. Supplemented Prospectus and the Canadian Supplemented Prospectus are hereinafter collectively sometimes referred to as the "Supplemented Prospectuses." The U.S. Prospectus and the Canadian Prospectus are hereinafter collectively sometimes referred to as the "Prospectuses."

          The Underwriters shall offer the Shares for sale to the public directly and through other investment dealers and brokers in the Provinces and the United States only as permitted by ap-
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                                      -5-


plicable law and upon the terms and conditions set forth in the Prospectuses and this Agreement. The Underwriters agree that they will not, directly or indirectly, distribute the Registration Statement, the Canadian Preliminary Prospectus, the Canadian Prospectus, the U.S. Preliminary Prospectus or the U.S. Prospectus or publish any prospectus, circular, advertisement or other offering material in any jurisdiction other than the Provinces or such states of the United States where the Shares are duly qualified under U.S. federal and applicable U.S. state securities laws, in such manner as to require registration of the Shares or the filing of a prospectus or any similar document with respect to the Shares by the Company therein. The Underwriters agree that each of the Underwriters that is not registered as a broker-dealer under Section 15 of the U.S. Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "1934 Act"), will not offer or sell any Shares in, or to persons who are nationals or residents of, the United States other than through one of its U.S. registered broker-dealer affiliates or otherwise in compliance with the 1934 Act Rule 15a-6. Sales of Shares in the Provinces may be made only by an Underwriter that is either registered in the appropriate category or exempt from registration under applicable Canadian Securities Laws or by its duly registered Canadian affiliate or agent.

          The Company and the Underwriters agree as follows:

     1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of U.S. $______ per Share for Shares initially offered in the United States and Cdn $_____ per Share for Shares initially offered in Canada. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the Effective Date as in your judgment is advisable and
(ii) initially to offer the Firm Shares upon the terms set forth in the Prospectuses. You may from time to time, after the Shares have initially been offered to the public, increase or decrease the public offering price to such extent as you may determine.

          In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by UBS Securities LLC ("UBS") and CIBC World Markets Corp. ("CIBC") on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date hereof for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time of payment for and delivery of the Additional Shares (such date and time being herein referred to as the "Additional Time of Purchase"); provided, however, that the Additional Time of Purchase shall not be earlier than the Time of Purchase (as defined below) nor earlier than the second Business Day after the date on which the option shall have been exercised nor later than the tenth Business Day after the date on which the option shall have been exercised. As used herein, "Business Day" shall mean a day on which each of the Toronto Stock Exchange ("TSX") and the Nasdaq National Market ("Nasdaq") is open for trading. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 8 hereof.

     2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made by CIBC, as Underwriter and on behalf of the other Underwriters, to the Company by Federal Funds wire transfers of U.S. $ _______ and Cdn $ _______, against delivery of the certificates for the Firm Shares to you through the facilities of The Canadian Depository for Securities Limited and The Depository Trust Company for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:00 A.M., New York City time, on _______________, 2005 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the "Time of Purchase." Electronic transfer of the Firm Shares shall be made to you at the Time of Purchase in such names and in such denominations as you shall specify.

          Payment of the purchase price for the Additional Shares shall be made at the Additional Time of Purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the Additional Time of Purchase in such names and in such denominations as you shall specify.

          Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of McCarthy Tetrault LLP, 1300-777 Dunsmuir Street, Vancouver, B.C., V7Y 1K2, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

     3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) the Company is a "foreign private issuer" (as defined in Rule 405 under the 1933 Act) and meets the general eligibility requirements for use of Form F-10 under the 1933 Act and is eligible for the use of a short form prospectus, the PREP Procedures and the MJDS provided under the Canadian Securities Laws; a MRRS receipt has been obtained from the Principal Canadian Commission on behalf of itself and the other Canadian Commissions in respect of the Canadian Final Prospectus, and no order suspending the distribution of the Shares has been issued by the Canadian Commissions; a registration statement on Form F-10 relating to the Shares, including a U.S. Preliminary Prospectus and such amendments to such registration statement as may have been required prior to the date of this Agreement, has been prepared by the Company under the provisions of the 1933 Act and has been filed with the

     Commission; copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to the Underwriters; the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with; there are no reports or information that in accordance with the requirements of the Canadian Securities Laws must be filed or made publicly available in connection with the listing of the Shares on the TSX and Nasdaq that have not been filed or made publicly available as required; there are no documents required to be filed with the Canadian Commissions in connection with the Canadian Preliminary Prospectus, the Canadian Supplemented Prospectus or the Canadian Prospectus that have not been filed as required;

          (b) on the Effective Date, the date the Canadian Prospectus is first filed with the Canadian Commissions and the date the U.S. Prospectus is first filed with the Commission, at all subsequent times through and including the Time of Purchase, any Additional Time of Purchase and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the U.S. Prospectus is filed with the Commission or any amendment or supplement is filed with the Canadian Commissions (A) the Canadian Prospectus, together with the Supplementary Material, did and will comply with the requirements of the Canadian Securities Laws pursuant to which it has been filed and did and will provide full, true and plain disclosure of all material facts (for the purposes of the Canadian Securities Laws) relating to the Company and to the Shares and did not and will not contain any misrepresentation (for the purposes of the Canadian Securities Laws), (B) the U.S. Prospectus did and will conform to the Canadian Prospectus (and vice versa) except for such deletions therefrom and additions or changes thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission relating thereto, (C) the Registration Statement (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included therein, and the Form F-X did or will comply with all applicable provisions of the 1933 Act, (D) no part of the Registration Statement or any such amendment or supplement did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (E) the U.S. Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided however, that the foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, the U.S. Prospectus or the Canadian Prospectus, as further described in
     Section 10 of this Agreement; the Company has not distributed and will not distribute prior to the later of (i) the Time of Purchase or any Additional Time of Purchase, as the case may be, and (ii) the completion of the distribution of the Shares, any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the then most recent Preliminary Prospectuses, U.S. Prospectus, Canadian

     Prospectus or other materials, if any, permitted by the 1933 Act and the Canadian Securities Laws; the documents that are incorporated by reference in the Canadian Prospectus, when they were or are filed with the Canadian Commissions, conformed or will conform, respectively, in all material respects with the requirements of the Canadian Securities Laws, and none of such documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the documents that are incorporated by reference in the U.S. Prospectus, when they were or are filed with the Commission, conformed or will conform, respectively, in all material respects with the requirements of the 1934 Act, and none of such documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and the Company has not received, and has no notice of, any order of the Canadian Commissions or of the Commission preventing or suspending the use of any Preliminary Prospectus, or instituting proceedings for that purpose, and each of the Preliminary Prospectuses, at the time of filing thereof, conformed in all material respects with the requirements of the Canadian Securities Laws or the 1933 Act, as applicable;

          (c) the Company is not in default under any provision of applicable Canadian Securities Laws and the Common Shares are registered under the 1934 Act and the Company has filed with the Commission all reports required under the 1934 Act to be filed by the Company since its registration thereunder;

          (d) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectuses entitled "Consolidated Capitalization" and, as of the Time of Purchase and any Additional Time of Purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectuses entitled "Consolidated Capitalization" (subject, in each case, to the issuance of Common Shares upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectuses and grant of options under existing stock option plans described in the Registration Statement and the Prospectuses); all of the issued and outstanding share capital of the Company, including the Common Shares, has been duly authorized and validly issued and is fully paid and non-assessable, has been issued in compliance with all applicable securities laws and was not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares will not, upon issuance thereof, be foreign property for the purposes of part XI of the Income Tax Act (Canada);

          (e) the Company has been duly continued and is validly existing as a corporation in good standing under the Canada Business Corporations Act (the "CBCA"), with full corporate power and capacity to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectuses, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

          (f) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect");

          (g) the Company has no subsidiaries (as defined in the 1933 Act) other than as listed on Schedule B attached hereto (collectively, the "Subsidiaries"); the Company owns all of the issued and outstanding capital stock of each of the Subsidiaries; other than the capital stock of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the articles of continuance or incorporation and by-laws or other organizational documents of each of the Company and the Subsidiaries and all amendments thereto have been made available to you, and no changes therein will be made subsequent to the date hereof and prior to the Time of Purchase or, if later, the Additional Time of Purchase; each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, either directly or through one or more Subsidiaries, subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding, other than any such options, warrants or other rights held by the Company or a Subsidiary;

          (h) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights granted by the Company or a Subsidiary;

          (i) the share capital of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectuses and the certificates for the Shares are in due and proper form; the Shares are non-assessable and the holders of the Shares will not be liable to the Company or to its creditors in respect thereof;

          (j) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except to the extent that rights to indemnity may be limited by applicable law;

          (k) neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective articles of continuance or incorporation and by-laws or other organizational documents, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) or result in the creation or imposition of any hypothecation, lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries under the articles of continuance or incorporation and by-laws or other organizational documents of the Company or any of the Subsidiaries, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, provincial, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except for breaches, violations, defaults or conflicts related to any such indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any such license, lease, contract or other agreement or instrument that would not, individually or in the aggregate, have a Material Adverse Effect;

          (l) no approval, authorization, consent or order of or filing with any federal, provincial, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than (i) registration of the offer and sale of the Shares under the 1933 Act, which has been effected by the Company, (ii) as may be required under the Canadian Securities Laws, which has been or on a timely basis will be effected by the Company, (iii) any notices and filings required to be given to, or made with, the TSX and Nasdaq, which have been or will be given or made on a timely basis by the Company and (iv) any necessary qualification under the securities or blue sky laws of the various U.S. state jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD");

          (m) except as set forth in the Registration Statement and the Prospectuses, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any of the Company's share capital or other equity interests of the Company (except with respect to the exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectuses and grant of options under existing stock option plans described in the Registration Statement and the Prospectuses), (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any of the Company's share capital or other equity interests of the Company granted by the Company or a Subsidiary, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares; no person has the right, contractual or otherwise, to cause the Company to register under the 1933 Act or any Canadian Securities Laws any Common Shares or any other share capital or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or Prospectuses or the offering contemplated thereby;

          (n) each of the Company and the Subsidiaries has all necessary licenses, permits, authorizations, consents and approvals and has made all necessary filings required under any federal, provincial, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, except where the failure to have such license, permit, authorization, consent or approval would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, provincial, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

          (o) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or in the Prospectuses or to be filed with the Commission as an exhibit to the Registration Statement or filed with the Canadian Commissions have been so described or filed as required;

          (p) there are no actions, suits, claims, investigations or proceedings pending or, to the Company's knowledge, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, provincial, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby; except as disclosed in the Registration Statement and the Prospectuses, the Company has not been party to any material affiliated-party transactions or any off-balance sheet arrangement (as defined in General Instruction B.(11) of Form 40-F) during the most recent three fiscal years (for purposes of this Agreement, an individual will be deemed to have "knowledge" of a particular fact or other matter if (a) such individual is actually aware of such fact or other matter or (b) a prudent individual would reasonably be expected to discover or otherwise become aware of such fact or other matter in the ordinary course; and a person (other than an individual) will be deemed to have "knowledge" of a particular fact or other matter if any individual who is serving as a director, officer, employee, executor or trustee of such person has knowledge of such fact or other matter);

          (q) Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and the Prospectuses, are independent public accountants as required by the 1933 Act and are independent within the meaning of the Canadian Securities Laws, and there has not been any disagreement (within the meaning of Part 4 of National Instrument 51-102) between the Company and Ernst & Young LLP;

          (r) the audited consolidated financial statements included in the Registration Statement and the Prospectuses, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in conformity with accounting principles generally accepted in Canada ("Canadian GAAP") applied on a consistent basis during the periods involved, together with any required reconciliation, in accordance with the 1933 Act and the Commission's rules and guidelines, to accounting principles generally accepted in the U.S. ("U.S. GAAP"); there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectuses that are not included as required; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectuses;

          (s) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectuses, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the share capital or outstanding indebtedness of the Company or the Subsidiaries or
     (v) any dividend or distribution of any kind declared, paid or made on the share capital of the Company;

          (t) the Company has obtained for the benefit of the Underwriters the agreement (a "Lock-Up Agreement"), in the form set forth as Exhibit A hereto, of each of its directors and officers named in Exhibit A-1 hereto;

          (u) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds as described in the Prospectuses, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

          (v) the Company is not, as of the date hereof, and, after giving effect to the sale of the Shares, will not constitute a "controlled foreign corporation" as such term is defined in Section 957 of the U.S. Internal Revenue Code (the "Code"). The Company did not constitute a "passive foreign investment company" as defined in Section 1297 of the Code as of December 31, 2004 and the Shares will not, immediately after the offering and sale of the Shares, constitute stock of such a "passive foreign investment company";

          (w) the Company and each of the Subsidiaries has valid title to all property (real and personal) described in the Registration Statement and in the Prospectuses as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances except as described in the Prospectuses or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; all the property described in the Registration Statement and the Prospectuses as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;

          (x) (i) the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectuses as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, "Intellectual Property"); (ii) the Company has no knowledge that the Company lacks or will be unable to obtain any rights or licenses to use all patents and other material intangible property and assets necessary for the conduct of their respective businesses (including the commercialization of the Company's product candidates) as described in the Registration Statement and Prospectuses;
     (iii) to the Company's knowledge ,there are no third parties who have or, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company and except where the failure to have or establish such rights would not, individually or in the aggregate, have a Material Adverse Effect; (iv) to the Company's knowledge there is no infringement by third parties of any Intellectual Property; (v) to the Company's knowledge there is no pending or threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (vi) to the Company's knowledge there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (vii) to the Company's knowledge there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates (or would infringe or otherwise violate upon commercialization of the Company's product candidates as described in the Registration Statement and Prospectuses) any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware that any of its activities could form a reasonable basis for any such claim; and (viii) the Company, when appropriate, has disclosed to the US Patent and Trademark Office prior art, of which it has knowledge, that may render any patent application owned by the Company of the Intellectual Property unpatentable;

          (y) (i) to the Company's knowledge, neither the Company nor any of the Subsidiaries is engaged in any unlawful unfair labor practice; (ii) there is (A) no unlawful unfair labor practice complaint pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries before the U.S. National Labor Relations Board or its Canadian counterpart, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company's knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the Company, the Subsidiaries or the employees thereof; and (iii) to the Company's knowledge, (A) no union organizing activities are currently taking place concerning the Company, the Subsidiaries or any of the employees thereof and (B) there is no current violation of any applicable federal, state, provincial, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the U.S. Employee Retirement Income Security Act of 1974 ("ERISA") or its Canadian counterpart or the rules and regulations promulgated thereunder concerning the Company, the Subsidiaries or the employees thereof;

          (z) the Company and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company's knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company's knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or, to the Company's knowledge, threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, "Environmental Law" means any federal, provincial, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and "Hazardous Materials" means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

          (aa) all tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

          (bb) the Company and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary practice of the industry in which the Company operates to protect the Company and the Subsidiaries and their businesses all such insurance is fully in force on the date hereof and will be fully in force at the Time of Purchase and any Additional Time of Purchase, the Company and each of the Subsidiaries is in compliance with the terms of the policies and instruments in all material respects, there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause and neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary at a cost that would not have a Material Adverse Effect;

          (cc) neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectuses any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

          (dd) the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement or the Prospectuses or required to be filed with the Commission as an exhibit to the Registration Statement or filed with the Canadian Commissions, and no such termination or non-renewal has been threatened by the Company or, to the Company's knowledge, any other party to any such contract or agreement;

          (ee) the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
     (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (ff) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company's auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; any material weaknesses in internal controls have been identified for the Company's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

          (gg) since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

          (hh) any statistical and market-related data included in the Registration Statement and the Prospectuses are based on or derived from sources that the Company believes to be reliable and accurate;

          (ii) neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectuses;

          (jj) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the 1934 Act, the Canadian Securities Laws, the rules of the TSX or Nasdaq or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (kk) to the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectuses, and the Company is not a related or connected issuer of any of the Underwriters within the meaning of the Canadian Securities Laws;

          (ll) except for the possible application of the New York stock transfer tax, no stamp or other issuance or transfer taxes or duties and or withholding taxes under U.S. federal law or the laws of any state, or any political subdivision or taxing authority thereof, or Canadian federal law, or the laws of any province, or any political subdivision or taxing authority thereof, are required to be paid in connection with the issuance or sale by the Company of the Shares to be issued and sold by it;

          (mm) the clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or any Subsidiary or in which the Company, any Subsidiary or its products or product candidates have participated that are described in the Registration Statement and the Prospectuses or the results of which are referred to in the Registration Statement and the Prospectuses were and, if still pending, are being conducted in accordance with standard medical and scientific research procedures; the Company and each Subsidiary has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the Canadian Therapeutic Products Directorate and the U.S. Food and Drug Administration (collectively, the "Regulatory Authorities"); the Company has not received any notices or other correspondence from the Regulatory Authorities or any other governmental agency requiring the termination, suspension or modification of any clinical or pre-clinical studies or tests that are described in the Registration Statement or the Prospectuses or the results of which are referred to in the Registration Statement or the Prospectuses;

          (nn) the Shares have been approved, subject to customary conditions, for quotation on Nasdaq and for listing, subject to customary listing conditions, on the TSX; all acts have been taken and all documents required to be filed under the 1934 Act, Canadian Securities Laws and TSX and Nasdaq rules have been filed (except routine post-closing matters) to enable the Shares to trade on the TSX and Nasdaq;

          (oo) the Company's board of directors has validly appointed an audit committee whose composition satisfied the requirements of Rule 4350(d)(2) of the NASD rules; the board of directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASD rules; and the audit committee has reviewed the adequacy of its charter within the past twelve months;

          (pp) Neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

          (qq) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanction administered by OFAC;

          (rr) the Company is in compliance with all provisions of the U.S. Sarbanes-Oxley Act of 2002 applicable to a "foreign private issuer" (as defined in Rule 405 under the 1933 Act);

          (ss) Pacific Corporate Trust Company has been duly appointed as registrar and transfer agent for the Common Shares; and

          (tt) except as disclosed in the Registration Statement and the Prospectuses, there is no agreement in force or effect which in any manner affects or will affect the voting or control of any of the securities of the Subsidiaries or, to the knowledge of the Company, of the Company.

          In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

     4.   Certain Covenants of the Company. The Company hereby agrees:

          (a) (i) to allow the Underwriters to participate fully in the preparation of the Registration Statement and the Prospectuses, respectively, and allow the Underwriters to conduct all due diligence investigations which the Underwriters may reasonably require in order to fulfill their obligations as Underwriters and in order to enable the Underwriters (or their affiliates) to responsibly execute the certificate required to be executed by the Underwriters in the Canadian Prospectus and
     (ii) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifica-tions in effect so long as you may request for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and (iii) to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (b) to make available to the Underwriters in New York City and Toronto, as soon as practicable after the Registration Statement becomes effective (as to the U.S. Prospectus) or after the filing thereof (as to the Canadian Prospectus), and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectuses (or of the Prospectuses as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in English and French, as the case may be, as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act and the Canadian Securities Laws; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in
     Section 10(a)(3) of the 1933 Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act;

          (c) not to file, either prior to the Effective Date or thereafter during such period as a prospectus required by law to be delivered in connection with sales of the Shares by the Underwriters or dealers, any amendment or supplement to the Registration Statement or the Prospectuses unless a copy thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the proposed filing thereof and the Underwriters shall not have objected thereto;

          (d) to comply with the requirements of the PREP Procedures and General Instructions of Form F-10 and file the Canadian Supplemented Prospectus with the Canadian Commissions no later than the day which is two Business Days following this Agreement; to notify you promptly, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Canadian Commissions or the Commission for amendments or supplements to the Registration Statement, the Canadian Final Prospectus, the U.S. Prospectus or the Canadian Prospectus or for additional information with respect thereto, (iii) of the issuance by the Commission or any Canadian Commission of any stop order or cease trading order suspending the effectiveness of the Registration Statement or the Canadian Prospectus, respectively, or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in Section 4(f) hereof that causes the Registration Statement, the U.S. Prospectus or the Canadian Prospectus to contain an untrue statement of material fact or omit to state a material fact required to stated therein or necessary in order to make the statements therein not misleading and (v) of receipt by the Company or any representatives or attorney of the Company of any other communication from the Canadian Commissions or the Commission relating to the Company, the Registration Statement, any Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Pro-spectus or the Canadian Prospectus; if at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or any Canadian Commission shall issue any cease trading order or any U.S. state or Blue Sky securities regulator shall issue any order suspending the distribution of the Shares, to use its best efforts to obtain the withdrawal of such order at the earliest possible moment; and to use its best efforts to prevent the issuance of any such order;

          (e) to file promptly (i) all reports and other documents required to be filed by the Company with the Commission in order to comply with the 1934 Act, including any additional documents required to be filed if the Company ceases to be a foreign private issuer, (ii) all reports and other documents required to be filed by the Company with the Canadian Commissions to comply with Canadian Securities Laws and with the TSX and Nasdaq to procure and ensure the continued listing of the Shares thereon subsequent to the date of the Prospectuses and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the 1934 Act or pursuant to the Canadian Securities Laws a reasonable amount of time prior to any proposed filing;

          (f) to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the 1933 Act or the Canadian Securities Laws which could require the making of any change in the Prospectuses then being used so that the Prospectuses would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(c) hereof, to prepare and furnish promptly to the Underwriters, at the Company's expense, such amendments or supplements to the Prospectuses as may be necessary to reflect any such change;

          (g) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the 1933 Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than March 15, 2007;

          (h) to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, shareholders' equity and cash flow of the Company and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent chartered accountants);

          (i) to furnish to you such number of conformed copies of the Registration Statement, as initially filed with the Commission, and of the Canadian Preliminary Prospectus, the

     Canadian Amended Preliminary Prospectus, if any, and the Canadian Prospectus, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

          (j) to furnish to you promptly and, upon request, to each of the other Underwriters for a period of three years from the date of this Agreement (i) copies of any reports, proxy statements or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 20-F or 40-F and 6-K, or, if the Company ceases to be a foreign private issuer, on 10-K, 10-Q, 8-K and 14A, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any Canadian or U.S. national securities exchange or inter-dealer quotation system on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or the Subsidiaries; provided, however, that no such reports or financial statements need be furnished to you or the other Underwriters to the extent such reports or financial statements are filed with the Commission electronically via EDGAR or any successor system;

          (k) to furnish to you as early as practicable prior to the Time of Purchase and any Additional Time of Purchase, but not later than two Business Days prior thereto, a copy of the latest available unaudited interim or monthly consolidated financial statements of the Company and the Subsidiaries, which such financial statements, if any, have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(f) hereof;

          (l) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectuses;

          (m) to pay, or reimburse, if paid by you, all costs, expenses, fees and taxes in connection with or relating to (i) the preparation and filing of the Registration Statement, the Form F-X, the Preliminary Prospectuses, the Prospectuses and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the registration of the Shares under U.S. state blue sky laws and the determination of their eligibility for investment under U.S. state laws as aforesaid (including, with respect to such qualification under U.S. state blue sky laws, the reasonable legal fees, filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers,

     (v) any listing of the Shares on the TSX or quotation on Nasdaq, (vi) any filing for review of the public offering of the Shares by the NASD, including the legal fees, filing fees and other disbursements of counsel to the Underwriters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters' sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, travel, lodging and other expenses incurred by the officers of the Company, and (ix) the performance of the Company's other obligations hereunder; provided that the Underwriters will pay their own costs and expenses, including the fees and disbursements of their counsel, except as provided in this Section 4(m); provided further that for the avoidance of doubt, this subparagraph (m) is not intended to cover taxes based on income or gross receipts, such as a tax on net income taxes incurred by the Underwriters as a result of the transactions contemplated by this Agreement, which shall remain the responsibility of the Underwriters;

          (n) to comply with the 1933 Act and Canadian Securities Laws so as to permit the completion of the distribution of the Shares as contemplated by this Agreement and the Prospectuses;

          (o) not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Shares or securities convertible into or exchangeable or exercisable for Common Shares or warrants or other rights to purchase Common Shares or any other securities of the Company that are substantially similar to Common Shares, or file or cause to be declared effective a registration statement under the 1933 Act, or to file a prospectus under the Canadian Securities Laws, relating to the offer and sale of any Common Shares or securities convertible into or exercisable or exchangeable for Common Shares or other rights to purchase Common Shares or any other securities of the Company that are substantially similar to Common Shares for a period of 90 days after the date hereof (the "Lock-Up Period"), without the prior written consent of UBS and CIBC, except (i) for the registration of the Shares under the 1933 Act, the filing of one or more prospectuses under the Canadian Securities Laws relating to the sale of the Shares and the sales of the Shares to the Underwriters pursuant to this Agreement, (ii) for issuances of Common Shares upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectuses, (iii) for the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectuses and (iv) for issuances of Common Shares in connection with acquisitions, partnering or similar transactions or arrangements in an aggregate amount that does not exceed 10% of the Company's outstanding share capital on a fully diluted basis as of the date hereof provided that any such securities issued in connection with such transactions or arrangements are subject to restrictions on resale prior to the end of such Lock-Up Period; provided, however that if (i) during the last 18 days of the Lock-Up Period, the Company issues a earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this section shall continue to apply until the 18 day period beginning on the date of issuance of the earnings release or the material news or material event occurs, as the case may be; provided further, however, the previous clause will not apply if,
     (1)(x) during the last 3 days of the Lock-Up Period, the Company delivers to UBS and CIBC a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Common Shares are, as of the date of delivery of such certificate, "actively traded securities," as defined in Rule 101(c)(1) of the Regulation M of the 1934 Act and (y) the research published or distributed on the Company is compliant under Rule 139 of the 1933 Act, or (2) UBS and CIBC waive such extension in writing;

          (p) to use its best efforts to cause the Shares to be approved for listing on the TSX and for quotation on the Nasdaq; and

          (q) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Shares.

     5. Reimbursement of Underwriters' Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(m) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

     6. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the Time of Purchase and, if applicable, at any Additional Time of Purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) You shall have received at the Time of Purchase and at any Additional Time of Purchase the opinion of McCarthy Tetrault LLP, Canadian counsel for the Company, with respect to Canadian legal matters, the opinion of Preston Gates & Ellis LLP, U.S. counsel for the Company, with respect to certain U.S. legal matters, and the opinion of Randall D. Belgrave, special Barbados counsel to the Company, with respect to certain Barbados legal matters, addressed to the Underwriters and dated the Time of Purchase or such Additional Time of Purchase, as the case may be, with reproduced copies for each of the other Underwriters, in form and substance reasonably satisfactory to Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters.

          (b) You shall have received at the Time of Purchase and at any Additional Time of Purchase the opinion of McCarthy Tetrault LLP, Canadian patent counsel for the Company, addressed to the Underwriters and dated the Time of Purchase or such Additional Time of Purchase, as the case may be, with reproduced copies for each of the other Underwriters, in form and substance satisfactory to Simpson Thacher & Bartlett LLP.

          (c) You shall have received at the Time of Purchase and at any Additional Time of Purchase the opinion of Seed Intellectual Property Law Group PLLC, U.S. patent counsel for the Company, addressed to the Underwriters and dated the Time of Purchase or such Additional Time of Purchase, as the case may be, with reproduced copies for each of the other Underwriters, in form and substance satisfactory to Simpson Thacher & Bartlett LLP.

          (d) You shall have received at the Time of Purchase and at any Additional Time of Purchase the opinions of Covington & Burling, special regulatory counsel for the Company, addressed to the Underwriters and dated the Time of Purchase or such Additional Time of Purchase, as the case may be, with reproduced copies for each of the other Underwriters, in form and substance satisfactory to Simpson Thacher & Bartlett LLP.

          (e) You shall have received at the Time of Purchase and at any Additional Time of Purchase the opinions of Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, and Stikeman Elliott LLP, Canadian counsel for the Underwriters, dated the Time of Purchase or such Additional Time of Purchase, as the case may be, with reproduced copies for each of the other Underwriters, in form satisfactory to UBS and CIBC, with respect to the issuance and sale of the Shares by the Company, the Registration Statement and the Prospectuses and such other related matters as the Underwriters may require.

          (f) You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement, the Time of Purchase and, if applicable, the Additional Time of Purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS and CIBC.

          (g) You shall have received at the Time of Purchase and at any Additional Time of Purchase the opinion of Ernst & Young LLP to the effect that the financial statements and other financial data derived therefrom contained or incorporated by reference in the French language of the Canadian Prospectus is in all material respects a complete and proper translation of such information in the English language of the Canadian Prospectus.

          (h) No amendment or supplement to the Registration Statement or the Prospectuses including documents deemed to be incorporated by reference therein, shall have been filed to which you object in writing.

          (i) The U.S. Supplemented Prospectus shall have been filed with the Commission in the manner and within the time period required by the 1933 Act.

          (j) The Canadian Supplemented Prospectus shall have been filed with the Canadian Commissions in accordance with the PREP Procedures.

          (k) Prior to the Time of Purchase, and, if applicable, the Additional Time of Purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings initiated under Section 8(d) or 8(e) of the 1933 Act; (ii) no cease order with respect to the Canadian Prospectus shall have been issued by the Canadian Commissions; (iii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectuses shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (l) Between the time of execution of this Agreement and the Time of Purchase or the Additional Time of Purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known.

          (m) The Company will, at the Time of Purchase and, if applicable, at the Additional Time of Purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit B hereto.

          (n) You shall have received signed Lock-up Agreements as contemplated by Section 3(t) hereof.

          (o) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectuses as of the Time of Purchase and, if applicable, the Additional Time of Purchase, as you may reasonably request.

          (p) The Shares shall have been approved for listing on the TSX and for quotation on Nasdaq, subject, in the case of the TSX, to the fulfillment of the usual post-closing requirements and, in the case of Nasdaq, to notice of issuance at or prior to the Time of Purchase or any Additional Time of Purchase.

     7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

          The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS and/or CIBC or any group of Underwriters (which may include UBS and/or CIBC) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the earlier of the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and the Prospectuses, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in the judgment of UBS and/or CIBC or of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectuses, or (y) since the time of the execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange, Nasdaq or the TSX; (ii) a suspension or material limitation in trading in the Company's securities on Nasdaq or the TSX; (iii) a general moratorium on commercial banking activities declared either by the United States, New York State, Canadian or British Columbia authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or Canada; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or Canada or a declaration by the United States or Canada of a national emergency or war; or
(v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or Canada or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of UBS and/or CIBC or of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectuses, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of
(i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating, if any, accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act. Furthermore, the obligations of the Underwriters (or any of them) to purchase the Shares under this Agreement may be terminated by the Underwriters (or any of them) at their option by written notice to that effect to the Company at any time prior to the Time of Purchase or the Additional Time of Purchase, as the case may be, if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation which in the opinion of the Underwriters seriously adversely affects, or involves, or will seriously adversely affect, or involve, the financial markets or the business, operations or affairs of the Company and the Subsidiaries taken as a whole.

          If UBS and/or CIBC, any group of Underwriters or, in the case of the last sentence of the immediately preceding paragraph, any Underwriter elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

          If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(m), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

     8. Increase in Underwriters' Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

          Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

          If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the Time of Purchase for a period not exceeding five Business Days in order that any necessary changes in the Registration Statement and the Prospectuses and other documents may be effected.

          The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

          If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five Business Day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     9.   Indemnity and Contribution.

          (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the 1933 Act, the 1934 Act, the Canadian Securities Laws, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in the Prospectuses (the term Prospectuses for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectuses and the Prospectuses as amended or supplemented by the Company, as well as any Supplementary Material), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectuses or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectuses or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectuses or necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings furnished by or on behalf of the Company that are used in connection with the marketing of the Shares; provided, however, the indemnity contained in this section shall not inure to the benefit of any such Underwriter to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Underwriter and any such loss, claim, damage, liability or action of or with respect to such Underwriter has been determined by final and non-appealable judgment that: (w) the Company had previously furnished copies of the Prospectus to you in accordance with the requirements of
     Section 4(b) of this Agreement, (x) delivery of the Prospectus was required to be made to such person, (y) the untrue statement or omission contained in the Preliminary Prospectus was corrected in the Prospectus and (z) a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person.

          If any action, suit or proceeding (each, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise; provided further, however, that no indemnification provided for in this section shall be available to any Underwriter or any such person who shall fail to give notice as provided in this section if the Company was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice but the omission so to notify the Company of any such action, suit or proceeding shall not relieve it from any liability that it may have to any Underwriter or any such person for contribution or otherwise than under this section. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Under-writer or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing an indemnified party who is a party to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party for such fees and expenses in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

          (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the 1933 Act or
     Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the 1933 Act, the 1934 Act, the Canadian Securities Laws, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

          If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise; provided further, however, that no indemnification provided for in this section shall be available to the Company or any such person who shall fail to give notice as provided in this section if such Underwriter was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice but the omission so to notify such Underwriter of any such action, suit or proceeding shall not relieve it from any liability that it may have to the Company or any such person for contribution or otherwise than under this section. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses in accordance with such request prior to the date of such settlement and
     (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

          (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this
     Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

          (d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this

     Section 9 are several in proportion to their respective underwriting commitments and not joint.

          (e)  The indemnity and contribution agreements contained in this
     Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its affiliates, partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of
     Section 15 of the 1933 Act or Section 20 of the 1934 Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectuses.

     10. Information Furnished by the Underwriters. The statements set forth in the last two paragraphs on the cover page of the Canadian Prospectus, the statements set forth in the last paragraph on the cover page of the U.S. Prospectus and the statements set forth in the eighth, fourteenth, fifteenth, sixteenth and seventeenth paragraphs under the caption "Underwriting" in the Prospectuses constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

     11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to
(i) UBS Securities LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention:
Syndicate Department and (ii) CIBC World Markets, 300 Madison Avenue, New York, N.Y. 10017, Attention: Equity Capital Markets Department, and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 6190 Agronomy Road, 6(th) Floor, Vancouver, British Columbia, V6T 1Z3, Canada, Attention: Doug Janzen.

     12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim is brought by any third party against the Underwriters or any indemnified party. Each of the Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment. The Company has filed with the Commission a Form F-X appointing PTSGE Corp. as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

     14. Judgment Currency. The Company hereby covenants and agrees that the following provisions shall apply to conversion of currency in the case of this
Agreement:

          (a) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country other than the United States, it becomes necessary to convert into any other currency (the "judgment currency") an amount due in United States Dollars, then the conversion shall be made at the rate of exchange prevailing on the Business Day before the date which judgment is given or the order of enforcement is made, as the case may be. The term "rate(s) of exchange" shall mean the rate at which the Underwriters are able or would have been able on the relevant date to purchase at such money center bank in the City of New York as you designate at such time, United States Dollars with judgment currency above and includes any premiums and costs of exchange payable.

          (b) The Company hereby agrees to indemnify the Underwriters and each other party related to the Underwriters for which indemnification is contemplated pursuant to Section 9 hereof against any loss incurred by any of them as a result of any judgment or order being given or made for any amount due under this Agreement and such judgment or order being expressed and paid in the judgment currency and as a result of any variation as between (i) the rate of exchange at which the United States Dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the spot rate of exchange in the City of New York at which the Company on the date of payment of judgment or order is able to purchase United States Dollars with the amount of the judgment currency actually paid by the Company. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States Dollars.

          (c) All calculations under this Agreement based on amounts which are initially in Canadian Dollars will be converted into United States Dollars based on the rate of exchange in effect on the date of calculation and vice versa.

     15. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, affiliates, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

     17. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's and any of the Underwriters' respective businesses and/or assets.

     18. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

          If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

                                            Very truly yours,

                                            CARDIOME PHARMA CORP.


                                            By:
                                                --------------------------------
                                                Title:

Accepted and agreed to as of the
date first above written, on
behalf of themselves
and the other several Underwriters
named in Schedule A

UBS SECURITIES LLC
CIBC WORLD MARKETS CORP.
GMP SECURITIES LTD.
LEERINK SWANN & COMPANY




By:  UBS SECURITIES LLC


     By:
         ------------------------------------------
         Title:


     By:
         ------------------------------------------
         Title:


By:  CIBC WORLD MARKETS CORP.


     By:
         ------------------------------------------
         Title:


     By:
         ------------------------------------------
         Title:

SCHEDULE A

                                                                      Number of
Underwriter                                                          Firm Shares
-----------                                                          -----------
UBS SECURITIES LLC
CIBC WORLD MARKETS CORP.
GMP SECURITIES LTD.
LEERINK SWANN & COMPANY
FIRST ASSOCIATES INVESTMENTS INC.
ORION SECURITIES INC.






                                                                     -----------
                                      Total........................
                                                                     ===========

SCHEDULE B

                                  SUBSIDIARIES

Name                                                     Jurisdiction of Organization
----                                                     ----------------------------
Rhythm-Search Developments Ltd.                                British Columbia
Cardiome, Inc.                                                 Delaware
Cardiome Research and Development (Barbados), Inc.             Barbados

EXHIBIT A


                              Cardiome Pharma Corp.


                                  Common Shares

                               (Without Par Value)

                                                               February __, 2005
UBS Securities LLC
CIBC World Markets Corp.
As Representatives of the several Underwriters

c/o UBS Securities LLC
    299 Park Avenue
    New York, New York 10171

    and

    CIBC World Markets Corp.
    245 Park Avenue
    42(nd) Floor
    New York, NY 10167

Ladies and Gentlemen:

          This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") to be entered into by Cardiome Pharma Corp. (the "Company") and you, as Representatives of the several Underwriters named therein, with respect to the proposed underwritten public offering (the "Offering") of Common Shares, without par value, of the Company (the "Common Shares").

          In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period of 90 days after the date of the Underwriting Agreement relating to the Offering (the "Lock-Up Period") the undersigned will not, without the prior written consent (it being understood that such consent shall not be unreasonably withheld) of UBS Securities LLC ("UBS") and CIBC World Markets Corp. ("CIBC"), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a preliminary or final prospectus with any Canadian securities administrator or a registration statement with the Securities and Exchange Commission (the "Commission") in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Shares of the Company or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any Common Shares pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, (c) transfers by will or intestacy to the undersigned's immediate family or (d) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, in each case provided that no gift, transfer or distribution, as applicable pursuant to clauses (b), (c) or (d) above, shall be made unless prior to such gift, transfer or distribution, the donee, transferee or distributee, as applicable, agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement. For purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the undersigned.

          If (i) during the last 18 days of the Lock-Up Period, the Company issues a earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the Lock-Up Period shall be extended and the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the material news or material event occurs, as the case may be; provided, however, this paragraph will not apply if,
(1)(x) during the last 3 days of the Lock-Up Period, the Company delivers to UBS and CIBC a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company's shares of Common Stock are, as of the date of delivery of such certificate, "actively traded securities," as defined in Rule 101(c)(1) of the Regulation M of the Securities Exchange Act of 1934, as amended and (y) the research published or distributed on the Company is compliant under Rule 139 of the Securities Act of 1933, as amended, or (2) UBS and CIBC waive such extension in writing. The certificate referred to in (1) above shall be delivered in accordance with Section 11 of the Underwriting Agreement.

          In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Shares in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for a period of 90 days after the date of the Underwriting Agreement relating to the Offering, the undersigned will not, without the prior written consent of UBS and CIBC, make any demand for, or exercise any right with respect to, the registration of Common Shares of the Company or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares.

          If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or
(iii) for any reason the Underwriting Agreement shall be termi-nated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.


                                            Yours very truly,


                                            ------------------------------------
                                            Name:

EXHIBIT A-1

Greg Beatch
Jackie Clegg
Alan Ezrin
Charles Fisher
Kenneth Galbraith
Sheila Grant
Douglas Janzen
Don McAfee
Fred Mermelstein
Robert Reider
Mark Rogers
Harold Shlevin
Ralph Snyderman
Christina Yip

                                    Exhibit B

                              Officers' Certificate


1.   I have reviewed the Registration Statement and the Prospectuses.

2. The representations and warranties of the Company as set forth in this Agreement are true and correct as of the Time of Purchase and, if applicable, the Additional Time of Purchase.

3. The Company has performed all of its obligations under this Agreement as are to be performed at or before the Time of Purchase and at or before the Additional Time of Purchase, as the case may be.

4. The conditions set forth in paragraphs (k) and (l) of Section 6 of this Agreement have been met.

5. The financial statements and other financial information included in the Registration Statement and the Prospectuses fairly present in all material respects the financial condition, results of operations, and cash flows of the Company as of, and for, the periods presented in the Registration Statement and the Prospectuses.